INVESCO Distributors, Inc.
P.O. Box 173706
Denver, CO 80217-3706


                         INVESCO DIVERSIFIED FUNDS, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                  May 20, 1999

         This proxy is being solicited on behalf of the Board of Directors of INVESCO Diversified Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Small Company Value Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson and each of them (with power of substitution) to vote for the undersigned shares of beneficial interest/common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.

           TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[X]                                         KEEP THIS PORTION FOR YOUR RECORDS


NAME OF COMPANY/FUND

VOTE ON PROPOSALS                                                                  FOR     AGAINST     ABSTAIN
1.   Approval of an agreement and plan of reorganization and termination under     / /     / /         / /
     which INVESCO Small Company Growth Fund ("Growth Fund"), a series of
     INVESCO Emerging Opportunity Funds, Inc., would acquire all of the assets of Value Fund in exchange solely for shares of Growth Fund and the assumption by Growth Fund of all of Value Fund's liabilities, followed by the distribution of those shares to the shareholders of Value Fund, all as described in the accompanying Prospectus/Proxy Statement;

2.   Approval of changes to the fundamental investment policies;                   / /     / /         / /

/ / To vote against the proposed changes to one or more of the specific fundamental investment policies, but to approve others, PLACE AN "X"
     IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment policy or policies you do not want to change on the line on the reverse side. IF YOU CHOOSE TO
     VOTE DIFFERENTLY ON INDIVIDUAL RESTRICTIONS, YOU MUST MAIL IN YOUR
     PROXY CARD.  IF YOU CHOOSE TO VOTE THE SAME ON ALL RESTRICTIONS
     PERTAINING TO YOUR FUND, TELEPHONE AND INTERNET VOTING ARE AVAILABLE.

                                                       FOR        WITHHOLD ALL   FOR ALL
                                                       ALL                       EXCEPT
3.   Election of the Company's Board of Directors;                                          To withhold authority
     (1) Fred A. Deering; (2) Dr. Victor L.            / /        / /            / /        to vote for any
     Andrews; (3) Bob R. Baker; (4) Lawrence H.                                             individual nominee(s),
     Budner; (5) Dr. Wendy Lee Gramm; (6) Kenneth                                           mark "For All Except"
     T. King; (7) John W. McIntyre; and (8) Dr.                                             and write the nominee's
     Larry Soll                                                                             number on the line
                                                                                            below.

                                                                                            -----------------------

                                                                                FOR     AGAINST     ABSTAIN
4.   Ratification of the selection of PricewaterhouseCoopers LLP as the         / /     / /         / /
     Company's Independent Public Accountants;

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If a shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.


----------------------------------------------------------  -------------------
Signature (PLEASE SIGN WITHIN BOX)                          Date



----------------------------------------------------------  -------------------
Signature (Joint Owners)                                    Date

[Back]

To vote against the proposed changes to one or more of the specific fundamental investment policies, indicate the letter(s) (as set forth in the proxy statement) of the investment policy or policies you do not want to change on the line at the right. If you choose to vote differently on individual restrictions, you must mail in your proxy card. If you choose to vote the same on all restrictions pertaining to your fund, telephone and Internet voting are available.









2.       ________________________________